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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): JUNE 6, 1997



                      PHYSICIANS CLINICAL LABORATORY, INC.
             (Exact name of registrant as specified in its charter)


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
   DELAWARE                       0-20678                 68-0280528
(State or other                 (Commission              (IRS Employer
jurisdiction of                 File Number)           Identification No.)
incorporation)
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                 3301 C STREET, SUITE 100E, SACRAMENTO, CA   95816
               (Address of principal executive offices)    (Zip Code)


       Registrant's telephone number, including area code: (916) 444-3500



                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)


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Item 3.  Bankruptcy or Receivership.

                  Physicians Clinical Laboratory Inc., a Delaware corporation ("PCL"), and its subsidiaries, Quantum Clinical Laboratories, Inc., Regional Reference Laboratory Governing Corporation, Diagnostic Laboratories, Inc. and California Regional Reference Laboratory (collectively with PCL, the "Debtors") are debtors in possession in Case Number SV96- 23185-GM (Jointly Administered) (the "Bankruptcy Cases") in the United States Bankruptcy Court for the Central District of California, San Fernando Valley Division (the "Bankruptcy Court"). On April 23, 1997 (the "Confirmation Date"), the Bankruptcy Court entered an order entitled "Findings of Fact, Conclusions of Law and Order Confirming Second Amended Plan of Reorganization of Physicians Clinical Laboratory, Inc. and Its Affiliated Debtors" (the "Confirmation Order"), confirming the Second Amended Joint Plan of Reorganization of Physicians Clinical Laboratory, Inc. and Its Affiliated Debtors (the "Plan"), filed with the Bankruptcy Court by the Debtors and their senior secured debt holders (the "Proponents") on February 7, 1997. The Plan, attached hereto as Exhibit 2.1 and incorporated herein by this reference, is jointly proposed by the Proponents. The Confirmation Order is attached hereto as Exhibit 2.2 and incorporated herein by this reference. For purposes of this Report, unless otherwise referenced, the defined term "Company" shall apply to PCL and its consolidated group of subsidiaries. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Plan.

                  The Plan provides for the substantive consolidation of the Bankruptcy Cases into a single chapter 11 case for purposes of the Plan and the distribution provisions thereunder. Accordingly, on the Confirmation Date, (1) all intercompany claims by and among the Debtors were deemed eliminated, (2) all assets and liabilities of the Debtors were merged or treated as though they were merged, (3) any obligations of any Debtor and all guaranties thereof executed by one or more of the Debtors were deemed to be one obligation of the reorganized Company, (4) any claims filed or to be filed in connection with any such obligation and guaranties were deemed one claim against the reorganized Company,
(5) each claim filed in the Bankruptcy Case of any Debtor was deemed filed against the reorganized Company in the consolidated Bankruptcy Case, and (6) all transfers, disbursements and distributions made by any Debtor were deemed to be made by all of the Debtors.

                  The material provisions of the Plan are as follows:

         Implementation of the Plan

                  The Plan contemplates that, prior to the effective date of the Plan (the "Effective Date"), all of the Debtors will be merged with and into PCL. The Plan provides for the substantive consolidation of the estates, so that the assets and liabilities of the Debtors are treated as if the assets were held by, and the liabilities incurred by, a single entity. On the Effective Date, the Company will amend and restate its Certificate of Incorporation in the State of Delaware ("Reorganized PCL"), and will continue to exist after the Effective Date with all of the powers of a corporation under the Delaware General Corporation Law and without prejudice to any right to alter or terminate its existence. Substantially all of the assets of the Debtors will vest in Reorganized PCL. The Certificate of Incorporation of


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Reorganized PCL will authorize the issuance of 50,000,000 shares of common stock, par value $0.01 per share (the "New Common Stock"). The Plan provides that, on the Effective Date, Reorganized PCL will issue, inter alia, (i) approximately 2,500,000 shares of New Common Stock, (ii) senior secured notes, in the principal amount of $55,000,000, and (iii) warrants, exercisable within five years of the Effective Date, to purchase 5% of the shares of New Common Stock to be issued and outstanding on the Effective Date, at an exercise price of $13.30 per share. On the Effective Date, the Debtors will assign to Reorganized PCL all of the Debtors' executory contracts and leases assumed during the Bankruptcy Case and pursuant to the Plan.

         Distributions Under the Plan

                  The Plan classifies the following classes of claims and interests: Class 1, consisting of Priority Claims; Class 2, consisting of Senior Debt Claims; Class 3, consisting of Nu-Tech Senior Debt Claims; Class 4, consisting of Other Secured Claims; Class 5, consisting of Unsecured Claims; Class 6, consisting of Old Subordinated Debenture Claims; Class 7, consisting of Interests of holders of Old Common Stock in PCL; Class 8, consisting of Interests of holders of Interests in Subsidiaries; and Class 9, consisting of Interests of holders of Old Stock Options and Old Warrants.

                  The Company's prepetition secured bank debt is held by Nu-Tech Bio-Med, Inc. ("Nu-Tech") in conjunction with the Company's senior lenders, Oaktree Capital Management, LLC, The Copernicus Fund, L.P., DDJ Overseas Corp., Belmont Fund, L.P., Belmont Capital Partners, II, L.P. and Cerberus Partners, L.P. (collectively, the "Senior Lenders"). The Other Secured Claims consist of claims for which creditors hold property of the Company's estate as collateral for their claims. The Company's Unsecured Claims consist generally of trade claims, litigation claims and other general unsecured claims including, for example, patient refund claims. The Company's other major creditors are the holders of its $40 million 7.5% Convertible Subordinated Debentures due 2000 (the "Debentures") and Sutter Health, one of the Company's largest shareholders, as the holder of an Old Warrant to purchase shares of the Company's common stock, issued by the Company in exchange for Sutter Health's provision of a guarantee in the amount of $3.5 million of the Company's borrowings under its prepetition credit agreement.

                  On the Effective Date, the Company will satisfy its obligations to its impaired creditors as follows: (A) Nu-Tech will receive 890,000 shares of New Common Stock, which constitutes 35.6% of the amount of New Common Stock to be issued and outstanding on the Effective Date, in exchange for approximately $13.0 million in senior secured debt (which debt it purchased from the Senior Lenders just prior to the Petition Date), constituting an estimated percentage recovery of 79.58% of its allowed claims; Nu-Tech will also receive an additional 17% of the amount of New Common Stock to be issued and outstanding on the Effective Date in exchange for Nu-Tech's cancellation of a note executed by the Company in the principal amount of $5.0 million (the "Nu-Tech Stock Purchase") (which note comprised part of the purchase price paid by the Company to Nu-Tech in connection with its acquisition from Nu-Tech of another clinical laboratory company, Medical Science Institute, Inc.; (B) the Senior Lenders, which presently hold an aggregate of approximately $80.0 million of secured debt, will each receive a pro rata share of $55.0 million in new senior secured notes and 952,500 shares of New


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Common Stock, which constitutes 38.1% of the amount of New Common Stock to be issued and outstanding on the Effective Date, constituting an estimated percentage recovery of 84.37% of their aggregate allowed claims; (C) the holders of the Debentures will each receive a pro rata share of 232,500 shares of New Common Stock, which constitutes 9.3% of the amount of New Common Stock to be issued and outstanding on the Effective Date, constituting an estimated percentage recovery of 5.9% of their aggregate allowed claims; (D) the Company's shareholders will receive warrants to purchase 5% of the New Common Stock for a period of up to five years, at a purchase price of $13.30 per share, which price is based upon an implied enterprise value for the Company of $90.0 million, and
(E) each of the Company's general unsecured creditors will receive a pro rata share of $2.45 million in cash and an unsecured note in the principal amount of $400,000, constituting an estimated percentage recovery of 16.29% of their aggregate allowed claims. The holders of Old Stock Options and Old Warrants will not receive any distributions or property under the Plan.

                  As required by the Bankruptcy Code, the Plan provides that each holder of a Priority Claim will receive cash equal to the amount of such claim, unless the holder of such claim and Reorganized PCL agree to a different treatment.

                  Allowed Administrative Claims representing obligations incurred in the ordinary course of business or otherwise assumed by a Debtor pursuant to the Plan (including Administrative Claims of governmental units for taxes) will be assumed on the Effective Date and paid, satisfied or settled by Reorganized PCL when due in accordance with the terms and conditions of the particular agreements giving rise to such obligations. Each holder of a Priority Tax Claim will receive, in full satisfaction of such claim, deferred cash payments over a period not exceeding six years from the date of assessment of such claim.

                  The effectiveness of the Plan is subject to certain conditions set forth in the Plan including, but not limited to, the execution of a shareholders agreement between Nu-Tech and certain of the Senior Lenders and the consummation of the Nu-Tech Stock Purchase by Nu-Tech and the Reorganized Company.

                  The above summary of the material features of the Plan does not purport to be a complete description of the Plan and is qualified in its entirety by reference to the Plan attached hereto as Exhibit 2.1. All capitalized terms not defined herein shall have the meanings assigned to them in the Plan.

                  The number of shares of the registrant's common stock, par value $0.01 per share, issued and outstanding is 6,071,419.

                  As described above, no shares of the registrant will be issued in respect of claims and interests filed and allowed under the Plan. Instead, shares of the New Common Stock will be issued as described above in respect of claims and interests filed and allowed under the Plan.


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                  The assets and liabilities of the Company for the period ended
November 30, 1996 are incorporated by reference to the registrant's Form 10-Q for the quarterly period ended November 30, 1996 which were filed with the Securities Exchange Commission on June 6, 1997.


Item 7.  Financial Statements and Exhibits.

         (c)    Exhibits.

         2.1 Second Amended Joint Plan of Reorganization of Physicians Clinical Laboratory and its Affiliated Debtors filed with the Bankruptcy Court on February 7, 1997 (without exhibits).

         2.2 Findings of Fact, Conclusions of Law and Order Confirming Second Amended Plan of Reorganization of Physicians Clinical Laboratory, Inc. and Its Affiliated Debtors, dated April 23, 1997.

         99 Text of the Company's press release dated April 21, 1997 relating to the confirmation of the Company's Plan of Reorganization



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                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.


                                    PHYSICIANS CLINICAL LABORATORY, INC.


                                    By: /s/ J. MARVIN FEIGENBAUM
                                        ----------------------------
                                        J. Marvin Feigenbaum
                                        Chief Operating Officer




Dated:  June 6, 1997



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                                  EXHIBIT INDEX


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
    Exhibit                                                                            Page
    Number                       Description of Document                               Number
    ------                       -----------------------                               ------
      2.1          Second Amended Joint Plan of Reorganization of Physicians
                   Clinical Laboratory and its Affiliated Debtors filed with the
                   Bankruptcy Court on February 7, 1997 (without exhibits).

      2.2 Findings of Fact, Conclusions of Law and Order Confirming Second Amended Plan of Reorganization of Physicians Clinical Laboratory, Inc. and Its Affiliated Debtors, dated April 23, 1997.

      99 Text of the Company's press release dated April 21, 1997 relating to the confirmation of the Company's Plan of Reorganization
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